Pilgrim’s Pride Expands Existing Share Repurchase Program to $300 Million

GREELEY, Colo., February 10, 2016 (GLOBE NEWSWIRE) - Pilgrim's Pride Corporation (NASDAQ: PPC) (the “Company”) today announced that its Board of Directors (the “Board”) has approved an increase of the existing share repurchase authorization for its common stock over the next 12 months to $300 Million from $150 Million previously, reinforcing the Company’s commitment to creating shareholder value and the strength of Pilgrim’s balance sheet and operating cash flow. The new repurchase authorization will expire one year from today.

The Company plans to implement its stock repurchase program through various means, which may include but are not limited to open market purchases, privately negotiated transactions, the use of derivative instruments and/or accelerated share repurchase programs. The extent to which the Company repurchases its shares and the timing of such repurchases will vary and depend upon market conditions and other corporate considerations, as determined by the Company’s management team. The Company reserves the right to limit or terminate the repurchase program at any time without notice.

About Pilgrim’s Pride

Pilgrim’s employs approximately 39,000 people and operates chicken processing plants and prepared-foods facilities in 12 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations Pilgrim's Pride Corporation
IRPPC@pilgrims.com
(970) 506 8192
www.pilgrims.com